EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL

FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended annual report of Bekem Metals, Inc. on Form 10-KSB/A-2 for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zhassulan Bitenov, Principal Financial Officer of Bekem Metals, Inc., certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.           the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 2, 2008	By: /s/ Zhassulan Bitenov
Zhassulan Bitenov
Principal Financial Officer